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                                       GUARANTY

     THIS GUARANTY is made and entered into as of this 21st day of April, 1997, by RYAN COMPANIES US, INC., a Minnesota corporation ("Guarantor"), in favor of EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY, a Minnesota corporation (the "Company").

                                     WITNESSETH:

     A. The Belle Plaine Economic Development Authority (the "Authority"), the City of Belle Plaine, Minnesota (the "City") and the Company have entered into that certain Contract For Private Development dated as of December 31, 1996 (the "Original Contract"), pursuant to which the Authority and City agreed to provide certain assistance to facilitate development of the Development Property (as defined in the Original Contract), and the Company agreed to construct certain improvements thereon and undertake various other obligations in connection with such development.

     B. The Company has partially assigned its rights and obligations under the Original Contract to Ryan Belle Plaine, LLC, a Minnesota limited liability company ("Ryan"), and the Original Contract was amended in certain respects pursuant to certain terms and conditions set forth in that certain Assignment, Assumption and Amendment of Development Contract dated as of even date herewith by and among the Company, the City, the Authority and Ryan (the "Assignment", while the Original Contract and the Assignment being hereinafter collectively referred to as the "Development Contract").

     C. Ryan and the Company have entered into that certain Construction Agreement dated as of even date herewith (the "Construction Agreement") pursuant to which Ryan agreed to perform certain improvements at and around the Development Property.

     D. In fulfillment of certain obligations imposed pursuant to the Development Contract, the Authority, Ryan, the Company and Commonwealth Land Title Insurance Company have entered into that certain Escrow Agreement dated as of even date hereunder (the "Escrow Agreement"), pursuant to which, in part, the Company deposited the Company Funds (as defined in the Escrow Agreement and the Construction Agreement) into escrow to be held pending disbursement on account of costs incurred by Ryan in performing the work required under the Construction Agreement.

     E. Ryan, as landlord, and the Company, as tenant, have entered into that certain Lease Agreement dated as of even date herewith (the "Lease"), pursuant to which Ryan leased to the Company, and the Company leased from Ryan, the entire Development Property, together with the improvements to be constructed pursuant to the Construction Agreement.


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     F.   Certain payment obligations of Ryan under the Construction
Agreement are secured by that certain Mortgage dated as of even date herewith by Ryan in favor of the Company and encumbering the Development Property (the "Mortgage").

     G. As a condition to entering into the Assignment, the Escrow Agreement, the Lease and the Construction Agreement, the Company has required that Guarantor execute and deliver this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

     Section 1. GUARANTY. Guarantor hereby unconditionally guarantees (a) the full, complete and punctual payment, performance and compliance with when due of all payments and other obligations of Ryan now or hereafter existing under the Construction Agreement, including, without limitation, as modified by any subsequent instrument, and (b) payment of all fees, expenses or damages incurred by the Company by reason of Ryan's failure to so pay and perform and/or comply (the foregoing being collectively referred to herein as the "Obligations"). Guarantor further agrees to pay any and all expenses incurred by the Company in enforcing any rights under this Guaranty.

     Section 2. GUARANTY ABSOLUTE. Guarantor unconditionally guarantees that the Obligations will be paid or performed strictly in accordance with the terms of the Construction Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the Development Contract, the Escrow Agreement, the Lease, the Construction Agreement, the Mortgage, or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to departure from the Development Contract, the Escrow Agreement, the Lease, the Construction Agreement, the Mortgage, or any other agreement or instrument relating thereto;

          (iii) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;


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          (iv) any discharge of Ryan from any of the Obligations pursuant to any bankruptcy, reorganization, insolvency or liquidation proceedings, or any similar proceedings for relief under any bankruptcy or under laws for the relief of debtors; or

          (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Ryan in respect of the Obligations unless based upon the default of the Company under the Construction Agreement.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Obligations is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of Ryan or otherwise, all as though such payment had not been made. Guarantor expressly agrees it shall remain liable for any deficiency remaining after foreclosure of the Mortgage (by any means) whether or not the liability of Ryan or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     Section 3. WAIVER. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Company protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Ryan or any other person or entity, including, without limitation, any other guarantor or any collateral. Guarantor further waives any notice to which it may be entitled regarding changes, amendments, waivers or other modifications of, or defaults under, the Development Contract, the Escrow Agreement, the Lease, the Construction Agreement, the Mortgage, or any other agreement or instrument relating thereto, as well as any notices regarding disposition or retention of any collateral by the Company.

     Section 4. SUBROGATION. Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment or performance made hereunder or otherwise, until all the Obligations shall have been paid or performed in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Company and shall forthwith be paid to the Company to be credited and applied upon the Obligations, whether matured or unmatured. If (i) Guarantor shall make payment to the Company of all or any part of the Obligations, or perform all or any part of the Obligations and (ii) all the Obligations shall be paid or performed in full, the Company will, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment or performance by Guarantor.

     Section 5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that: (a) it is a corporation duly organized and in good standing under the laws of

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the State of Minnesota, is not in violation of any provisions of its articles of incorporation, bylaws or the laws of the State, is duly authorized to transact business in the State, has full power and authority to enter into and perform its obligations under this Guaranty and has duly authorized the execution, delivery and performance of this Guaranty by proper action of its directors; and (b) the execution and delivery and compliance with the terms hereof shall not contravene or constitute a default under any indenture, commitment, agreement or other instrument to which Guarantor is bound or any judgment, order or decree to which it is subject.

     Section 6. CONSIDERATION. As a condition to entering into the Assignment, the Escrow Agreement, the Lease and the Construction Agreement, the Company has required that Guarantor execute and deliver this Guaranty.

     Section 7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 8. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and, if to Guarantor, mailed or telegraphed or delivered to it, addressed to the Guarantor at 700 International Centre, 900 Second Avenue South, Minneapolis, MN 55402, Attention: Timothy M. Gray; if to the Company, mailed or delivered to it at 607 West Travelers Trail, Burnsville, Minnesota 55337, Attention: Dan Hanlon, addressed to such party at, or as to each party as such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered by facsimile, respectively, addressed as aforesaid.

     Section 9. NO WAIVER; REMEDIES. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 10. CONTINUING GUARANTY. This Guaranty is a continuing, irrevocable guaranty and shall: (i) remain in full force and effect until payment and performance in full of the Obligations and all other amounts payable under this Guaranty; (ii) be binding upon Guarantor, its successors, transferees and assigns; and (iii) inure to the benefit of and be enforceable by the Company and its successors, transferees and assigns.

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     Section 11.  GOVERNING LAW; SEVERABILITY.  This Guaranty shall be governed by, and construed in accordance with the laws of the State of Minnesota. If any provision of this Guaranty shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                              GUARANTOR:

                              RYAN COMPANIES US, INC.


                              By          [Illegible]
                                 ------------------------------
                                   Its    V-Pres.
                                       ------------------------



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